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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEER



     As independent petroleum engineers, we hereby consent to the use of our name in this Form S-3 by McMoRan Oil & Gas Co. We further consent to the incorporation by reference of our estimates of reserves and present value of future net reserves as of May 31, 1997 in the Form S-3.


                                    RYDER SCOTT COMPANY
                                      PETROLEUM ENGINEERS



Houston, Texas
July 11, 1997